UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment and Restated Credit Agreement

On November 11, 2022, Bowman Consulting Group Ltd. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A. (the “Bank”) which amended and restated in its entirety the previously existing credit agreement between the Company and the Bank dated as of August 24, 2017, as amended from time to time. In addition, the Company and certain of its subsidiaries entered into an Amended and Restated Security and Pledge Agreement dated November 11, 2022, with the Bank which amended and restated in its entirety a security agreement (the “Security Agreement”) between the Company and the Bank dated as of August 24, 2017, as amended from time to time.

The Amended and Restated Credit Agreement has an initial term ending September 30, 2024 and increases the maximum principal amount of the revolving line of credit to $50 million from $25 million under the prior credit agreement. As was the case under the Company’s prior credit agreement, the Company’s obligations under the Amended and Restated Credit Agreement are secured under the Security Agreement by substantially all of the Company’s assets as well as certain of the Company subsidiaries’ assets. The obligations are also guaranteed by certain Company subsidiaries.

The Amended and Restated Credit Agreement requires monthly payments of interest on the revolving line based on Term SOFR, plus an applicable rate which varies between 2.00% and 2.60% based on the Company ratio of Funded Debt to EBITDA (as each is defined in the Amended and Restated Credit Agreement).

The Amended and Restated Credit Agreement contains customary representations, warranties and covenants which are substantially similar to those in the prior credit agreement, including covenants on indebtedness, investments, liens, and restricted payments, as well as the requirement to maintain two financial covenants, a fixed charge coverage ratio and leverage ratio of debt to EBITDA (as defined in the Amended and Restated Agreement).

The foregoing summary of the Amended and Restated Credit Agreement and Security Agreement is qualified in its entirety by reference to the full text of the agreements, copies of which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Amendment and Restated Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Credit Agreement, dated as of November 11, 2022, by and among Bowman Consulting Group Ltd., the Guarantors and Bank of America,N.A

1.2	Amended and Restated Security and Pledge Agreement, dated as of November 11, 2022, by and among Bowman Consulting Group Ltd., Grantors and Bank of America,N.A

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: November 17, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer